EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT





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                         SUBSIDIARIES OF THE REGISTRANT



     Name                                          State of Incorporation
     ----                                          ----------------------

     Wayne Savings Community Bank                           Ohio
                      |
         Village Savings Bank, F.S.B.                      Federal